Exhibit 10.2

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS DOCUMENT. [**] - INDICATES INFORMATION THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED INFORMATION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

AGREEMENT

This Agreement is made on April 19, 2013 between Xoom Corporation, having its office at 100 Bush Street, Suite 300, San Francisco, CA 94104 registered as per the laws of the State of Delaware, (herein after called the Exchange House, which term shall include its promoters/partners, its/their assigns and successors) of the one part and The Punjab National Bank, a body corporate constituted under the Banking Companies (Acquisition and Transfer of Undertakings) Act 1970 having its Head office at 7, Bhikhaiji Cama Place, New Delhi - 110 066 (hereinafter called the Bank which term shall include its assigns and successors) of the other part.

The Exchange House is desirous of entering into a Rupee Drawing Arrangement with the Bank for Speed Remittance Facility and accordingly submitted its proposal to the Bank.

Now this Agreement witnesseth as under:-

This Agreement and the facility extended to the Exchange House hereunder for Speed Remittance are subject to the instructions and directions issued by Reserve Bank of India from time to time. The terms & conditions of the Agreement shall be valid if they are not and to the extent, they are not inconsistent with such instructions or directions;

Now, therefore, for mutual consideration, the parties hereby covenant with each other to observe and perform the following, that is to say:-

1. The Exchange House and the Bank have agreed to have a tie up for establishing a Rupee Drawing Arrangement under Speed Remittance as defined by Reserve Bank of India. The Exchange House shall open a Non-Resident Indian Rupee Account at International Service Branch, New Delhi (India), a branch of the Bank, for settlement of speed remittance transactions to the debit of the Non-Resident Rupee Account;

2. The said account will be funded by the Exchange House, by sale of US dollar to the Bank at the exchange rate mutually agreed or at the best available rate at the discretion of the Bank. The Exchange House will deliver the US Dollar funds to the Bank’s designated Nostro Account in New York. The Bank shall not be under any obligation to credit to its Non-Resident Indian Rupee Account with the amount of Rupees purchased by the Exchange House unless confirmation is received by the Bank to the effect that the Exchange House has tendered the equivalent counter value in Foreign Currency to the Bank by credit to its designated Nostro Account. However, the Bank may at its sole discretion, credit the amount to the Rupee Account of the Exchange House on value date in good faith that the counter value in foreign currency be delivered to the Nostro Account on same date.

3. Exchange House will also upload transaction details as per procedure mutually agreed upon by Exchange House and Bank.

4. At the request of the Exchange House, the Bank may allow transactions through electronic payment products i.e., [**] for the customers maintaining accounts with other banks. The transactions under [**] are [**] without any [**] based on the [**] as mentioned in the payment instructions. The payment instructions shall be executed based on the [**] at the risk and responsibility of [**].

5. The Exchange House will send payment instructions to the International Service Branch of the Bank at New Delhi as per formats designed by the Bank (separate formats for PNB Customers and Other bank customers) to be conveyed as mutually agreed upon by Exchange House and Bank. The payment instructions shall contain name and account number of the beneficiary / name of the bank/ IFS code where the beneficiary is maintaining the account along with account number, name of remitter, amount in Indian Rupees, purpose of remittance etc. or any other information required by Reserve Bank of India from time to time for compliance of Prevention of Money Laundering guidelines.

6. International Service Branch of the Bank, on receipt of the instructions from the Exchange House will retransmit the funds in Indian Rupees to the beneficiaries / beneficiary bank after debiting the Rupee account of the Exchange House in accordance with the instructions received from the Exchange House by the following means.

a. Where the beneficiary is maintaining his account with the Bank, details of remittance will be uploaded in the Bank’s Central Data Server to the respective slot of the branch i.e. International Service Branch, New Delhi. Based on such information, the proceeds will be credited to the beneficiary’s account.

b. Where the beneficiary is maintaining his account with other bank, details of remittance will be uploaded in the Bank’s Central Data Server to respective slot of the branch i.e. International Service Branch, New Delhi. The branch, based on such information will send the proceeds to the beneficiary’s bank as per details provided through [**].

7. It will be the responsibility of Exchange House to keep their designated account with adequate credit balance. The Bank will not act upon the payment

[**] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

PNB/XOOM AGREEMENT FOR SPEED REMITTANCE FACILITY

instructions received from the Exchange House, if the Bank considers the balance as insufficient to arrange payment against the instruction so received. No overdrawing will be permitted in the Indian Rupee Account.

8. The Bank may, in such circumstances, at its sole discretion give notice to the Exchange House by a communication / letter through Fax / E-Mail in order to enable the Exchange House to take corrective steps; it being understood that the Bank is under no obligation to do so;

9. The Exchange House shall keep the Bank indemnified against all losses, claims etc. in respect of any payments made in pursuance to this Agreement unless the payment is found not made in due course of business.

10. No interest shall be paid by the Bank to the Exchange House for the balance held in the designated Indian Rupee Account.

11. The statement of accounts of the Rupee Account shall be made available to the Exchange House through corporate internet banking /on request, on periodical basis.

Other Terms & Conditions

1. The Exchange House agrees that arrangements under this agreement are in respect of permissible transactions only, as amended from time to time. The list of permissible transactions under drawing arrangement with Exchange Houses as on the date of this agreement is annexed to this agreement and shall be an integral part of this agreement. Any amendment in this list shall be informed by the Bank to the Exchange House.

2. The Exchange House shall furnish to the Bank audited balance sheet and Profit & Loss Account of the Exchange House and any other relevant information.

3. For the services rendered by the Bank, the Exchange House shall pay to it service charges as prescribed by the Bank from time to time. International Service Branch of the Bank shall recover all such service charges by debiting the Non-Resident Rupee Account of the Exchange House maintained with them.

4. The Exchange House undertakes to keep a watchful eye to ensure that there is no violation of the provisions of Prevention of Money Laundering Act 2002 or any other relevant Act enacted by the Govt. of India and the Regulations of the Reserve Bank of India in respect of transactions covered under the agreement. In case of any suspicion, the Exchange House shall forthwith send full details to the Bank. The Exchange House shall fully cooperate with and provide all assistance to the Bank in compliance of the provisions of Money Laundering Act and any other relevant Act enacted by Govt. of India and regulations of the Reserve Bank of India as amended from time to time in respect of transactions covered under the agreement.

PNB/XOOM AGREEMENT FOR SPEED REMITTANCE FACILITY

5. The Exchange House to undertake due diligence in respect of ‘Know Your Customer’ principle. The Exchange House, undertakes, confirm and declare

a. that they are conducting business, with due skill, care and diligence complying with relevant laws, rules, regulations, codes and standards and good practices, in the matter of prevention of money laundering activities and funding of terrorist activities.

b. that they have proper systems and procedures in place to identify, record and detect, suspected money laundering transaction and the same are strictly complied with.

c. that the transactions dealt with by them are genuine and legal and the records maintained by them would facilitate answering of any queries, clarifications from any authority/office.

d. that the identity and address of the participants in the transaction and their legal capacity are confirmed and the fund involved under the tele-remittance arrangement are not generated out of, or used for, any money laundering purposes or funding terrorist activities.

e. that they will be submitting necessary reports, statements and other relevant records to the Bank or to any authority or courts as and when required.

6. The Exchange House agrees to furnish all information relating to remittances made under the agreement and their customers involved in such remittances, as required by any authority in India for the purpose of investigation of any matter relating to money laundering. The Exchange House further undertakes to preserve the complete information of each remittance including remitter’s details (name, address, unique identification number etc) at least for a period of 10 years. The Bank shall also maintain records for at least 10 years from the date of transaction.

7. In case any action (e.g. seizure, attachment or forfeiture etc.) is taken by Indian authorities in respect of any funds involved in the transactions under the said agreement, rendering it impossible for the Bank to fulfill any of its obligations under the said agreement, the Bank shall not be liable to account for any such funds in respect of which any such action has been taken.

8. Both the Bank and the Exchange House will have the required infrastructure and communication facilities at their own cost and expenses and will always maintain the same in operation so as to achieve the objects of the “tele-remittance arrangement.”

PNB/XOOM AGREEMENT FOR SPEED REMITTANCE FACILITY

9. The successors and assigns of the Parties shall be bound jointly and severally by the terms and conditions of this Agreement.

10. The Exchange House further declares that they are duly incorporated and validly existing under the laws of the State of Delaware and has the powers to enter this Agreement and is having all the licenses and permissions of the Govt./local bodies and is in compliance in all respects with all laws and regulations affecting its business and operations as per Delaware laws. Neither party shall be liable to other party for any loss/damage or delays directly caused or arising out of force majeure, namely, riots, wars, embargo, confiscation, acts of God as such fire, flood, earthquake etc.

11. The Bank may without any notice to the Exchange House suspend or cancel all or any of the facilities / services granted/provided to the Exchange House under this Agreement, if at any time the funds in the Non-Resident Indian Rupee Account/s of the Exchange House are not adequate or considered by the Bank as not adequate or if at any time the continuance of such facility becomes unlawful or contrary to the applicable laws or to the instructions or directions issued by the Reserve Bank of India or any government or its agency. In that event, the Bank shall not be under any obligation to indemnify the Exchange House from any damages, loss or consequences, whatsoever, which may arise as a result of the Bank’s decision to suspend or hold in abeyance all or any of the facilities/services granted/provided under this Agreement.

12. This Agreement may be terminated by any of the parties of this Agreement by giving [**] written notice. Such termination of the Agreement does not warrant either party to [**]. This is without prejudice to the rights/decision of the Bank to terminate pursuant to the auditor report or to suspend or hold in abeyance facilities/services granted / provided under this Agreement for the reason of inadequacy of funds, such facilities becoming unlawful or contrary to the instructions or directions issued by the RBI or any government or its agency.

13. In the event of the Exchange House terminating the Agreement, it shall comply with the requirement as prescribed by Reserve Bank of India and the Bank; All the partners of the Exchange House shall be jointly and severally bound to honour all the obligations devolving on the Exchange House under this Agreement.

14. In the event of suspension or cancellation of the said facility or termination of the arrangement for any reason whatsoever by the Bank, the Bank shall be

[**] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

PNB/XOOM AGREEMENT FOR SPEED REMITTANCE FACILITY

entitled to exercise right of set off in addition to all other legal remedies to recover from the Exchange House the overdue Rupee amounts which the Bank has laid out in payment of the drafts of the Exchange House at various branches of the Bank but remaining to be debited to the Non-Resident Indian Rupee Account of the Exchange House maintained at International Service Branch, New Delhi.

15. If any provision of this Agreement shall be determined to be invalid under any applicable law, such provisions shall be deemed void and the remainder of this Agreement shall continue in full force and effect.

16. In the event of any dispute or difference of opinion as to any of the matter pertaining to the transactions envisaged in the terms of this Agreement shall be subject to jurisdiction of the Courts in [**].

17. The terms of this Agreement and the operations hereunder shall be kept fully confidential by the Parties during and after validity of the Agreement and shall not be disclosed to any third party, except as may be required by law or as required in discharge of the obligations under this Agreement.

18. This Agreement shall not constitute a partnership or joint venture and neither party shall be authorized to act for or represent the other except as specifically provided in this Agreement.

19.	Exchange House and the Bank represent and warrant that:

a. Each one of them is an entity, a partnership firm and a body corporate duly organized and validly existing under the law of the State of Delaware and India respectively, with the power to execute this Agreement and to exercise its rights and perform its obligations hereunder:

b. All corporate or other actions required to authorize the execution and performance of its obligations hereunder have been duly taken:

c. All authorizations, licenses and consents from Government authorities in State of Delaware and India, respectively, as required by law in respect of the execution and performance of this Agreement have been duly taken; and

d. Accounts, Reports and other information supplied by one to the other, relevant to the matters contemplated by this Agreement are true and complete in all material respects.

e. This Agreement, when executed, will constitute their legal, valid and binding obligations enforceable in accordance with the terms thereof.

[**] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

PNB/XOOM AGREEMENT FOR SPEED REMITTANCE FACILITY

20. [**]: This Agreement is a [**] arrangement, thereby both the parties [**] enter into similar agreements with other parties/ banks.

21. This Agreement may not be modified or amended except upon the execution of an instrument in writing of equal formality signed by both parties. Provided that any party who wishes to introduce an amendment to this Agreement must give a seven (7) day advance notice in writing to the other party, prior to execution of the instrument introducing the said amendment.

22. Bank shall attend to and resolve all un-reconciled transactions within a reasonable period of time from the date of communication received from Exchange House.

23. Funds in Exchange House account (s) will not be convertible, nor will they be transferable to other AD Category-I banks in India or to other non-resident accounts maintained with the Bank.

24. Exchange House shall immediately inform Bank in case name and constitution, etc., of the Exchange House undergo changes.

25. This Agreement and the facilities granted/services provided under this Agreement subject to the instructions and directions issued by Reserve Bank of India from time to time. The terms & conditions of the Agreement shall be valid to the extent they are not inconsistent with such instructions or directions of Reserve Bank of India.

26. The parties agree that they shall be exclusively governed by the laws of [**] and the terms and conditions of this Agreement would be construed in accordance with laws of [**]. The parties agree to submit to the jurisdiction of [**] courts without reference to the conflict of laws/rules of [**].

[**] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

PNB/XOOM AGREEMENT FOR SPEED REMITTANCE FACILITY

In witnesses whereof

FOR AND ON BEHALF OF	FOR AND ON BEHALF OF
EXCHANGE HOUSE	PUNJAB NATIONAL BANK

SIGNATURES	SIGNATURES

NAME: /s/ John Kunze	NAME: /s/ Tarun Chadha

DESIGNATION: President and CEO	DESIGNATION: Chief Manager

DATE: April 19, 2013	DATE:
PLACE: San Francisco, CA	PLACE: New Delhi

SIGNATURES	SIGNATURES

NAME: /s/ Ryno Blignaut	NAME: /s/ Sunita Kapoor

DESIGNATION: CFO	DESIGNATION: Senior Manager

DATE: April 19, 2013	DATE: 17.04.13
PLACE: San Francisco, CA	PLACE: New Delhi

PNB/XOOM AGREEMENT FOR SPEED REMITTANCE FACILITY